Exhibit 10.01
AMENDMENT TO
GRANITE CONSTRUCTION INCORPORATED
EXECUTIVE RETENTION AND SEVERANCE PLAN II
This Amendment to the Granite Construction Incorporated Executive Retention and Severance Plan II (the “Plan”) is effective March 15, 2013.

1.    Section 15 of the Plan is amended in its entirety as follows:

“15.    Termination and Amendment of Plan. This Plan and/or any Participation Agreement executed by a Participant may not be terminated with respect to such Participant without the written consent of the Participant and the approval of the Board or the Committee. Prior to March 14, 2013, this Plan and/or any Participation Agreement executed by a Participant may be modified, amended or superseded with respect to such Participant only by a supplemental written agreement between the Participant and the Company approved by the Board or the Committee. Effective on and after March 14, 2013, the Committee, with respect to a Participant who is designated as a Participant on or after March 14, 2013, may modify, amend or suspend the Plan and/or any Participation Agreement executed by such a Participant, including but not limited to terminating the Participant's participation in the Plan; provided, however, that such modification, amendment or suspension shall only be effective beginning 12-months following the Committee's decision to modify, amend, or suspend the Participant's participation in the Plan. Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Participation Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Participation Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.”

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amendment to the Plan was duly adopted by the Board on March 15, 2013.

/s/ Richard Watts
Richard A. Watts